SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

FILED BY THE REGISTRANT  ☒
FILED BY A PARTY OTHER THAN THE REGISTRANT  ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GENESIS MICROCHIP INC.
(Name of registrant as specified in its charter)

Not applicable
(Name of person(s) filing proxy statement, if other than the registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement no.:

3)	Filing Party:

4)	Date Filed:

Genesis Microchip Inc.
2150 Gold Street
Alviso, California 95002
(408) 262-6599

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 17, 2002

To our Stockholders:

We are holding our 2002 annual meeting of stockholders on Tuesday, September 17, 2002 at 2:00 p.m. local time. It will be held at our offices located at 2150 Gold Street, Alviso, California 95002. Only stockholders of record on July 26, 2002 are entitled to notice of and to vote at our annual meeting or at any adjournment or postponement of it. The purpose of the meeting is:

1.	To elect two Class I directors, each to serve for a term of three years, expiring on the date of our 2005 annual meeting of stockholders or until a successor is elected;

2.	To ratify the appointment of independent accountants for fiscal 2003;

3.	To approve an amendment to our 1997 Employee Stock Purchase Plan to increase the maximum number of shares of common stock authorized for issuance under that plan; and

4.	To transact any other business that may properly come before either the annual meeting or any adjournment or postponement of it.

Your Board of Directors unanimously recommends that you vote to approve all of the proposals before you. Those proposals are described more fully in the accompanying proxy statement, which we urge you to read.

Your vote is important. Whether or not you plan to attend the meeting in person, you are urged to ensure that your shares are represented at the annual meeting by following the instructions on the enclosed proxy card. Please refer to the proxy card for more information on how to submit your vote.

By order of the Board of Directors,

Eric Erdman
Secretary

August 16, 2002

Genesis Microchip Inc.
2150 Gold Street
Alviso, California 95002
(408) 262-6599

PROXY STATEMENT

INTRODUCTION

The accompanying proxy is solicited by the Board of Directors of Genesis Microchip Inc., a Delaware corporation (“we,” “us,” “Genesis” or the “Company”), for use at our 2002 annual meeting of stockholders to be held on Tuesday, September 17, 2002 at 2:00 p.m. local time, or any adjournment thereof, for the purposes set forth in this Proxy Statement and the accompanying Notice of Annual Meeting. The annual meeting will be held at our offices at 2150 Gold Street, Alviso, California 95002.

These proxy solicitation materials were mailed on or about August 16, 2002 to all stockholders entitled to vote at our annual meeting.

QUESTIONS AND ANSWERS ABOUT
THE PROXY MATERIALS AND THE ANNUAL MEETING

Why did you send me this proxy statement?

We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at our annual meeting of stockholders. That meeting is scheduled to take place on Tuesday, September 17, 2002. This proxy statement summarizes information concerning the proposals to be voted on at that meeting. This information will help you to make an informed vote at the annual meeting.

What proposals will be voted on at the meeting?

We have scheduled three proposals to be voted on at the meeting:

1.	The election of two Class I directors, each to serve for a term of three years expiring on the date of our 2005 annual meeting of stockholders or until a successor is elected;

2.	The ratification of the appointment of independent accountants for fiscal 2003; and

3.	The approval of an amendment to the 1997 Employee Stock Purchase Plan to increase the maximum number of shares of common stock authorized for issuance under that plan.

What is the voting recommendation?

Your Board of Directors recommends that you vote your shares “FOR” the election of each of the nominees to the Board and “FOR” each of the other proposals.

Who is entitled to vote?

Only stockholders of record of our common stock at the close of business on July 26, 2002 are entitled to notice of and to vote at our annual meeting. As of the close of business on the record date, there were 31,257,686 shares of our common stock outstanding and entitled to vote. Each stockholder is entitled to one vote for each share of common stock held as of the record date.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of record

If your shares are registered directly in your name with our transfer agent, Mellon Investor Services LLC, then you are considered to be the stockholder of record with respect to those shares, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting. We have enclosed a proxy card for you to use.

Beneficial owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and your broker or nominee is forwarding these proxy materials to you. Your broker or nominee is considered to be the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

How can I vote my shares in person at the meeting?

Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification.

Even if you currently plan to attend the annual meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting. You may vote shares held in street name in person only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

How can I vote my shares without attending the meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the meeting.

Stockholder of record

You may vote by granting a proxy. Please refer to the summary voting instructions included on your proxy card. You may vote by mail by signing your proxy card and mailing it in the enclosed postage prepaid and addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign the card but do not provide instructions, your shares will be voted as described below in “How are votes counted?”

Beneficial owner

For shares held in street name, refer to the voting instruction card included by your broker or nominee.

Can I change my vote after I submit my proxy?

Yes. You can change your vote at any time before we vote your proxy at the annual meeting.

Stockholder of record

If you are a stockholder of record you can change your vote by:

•	Sending a written notice to our Secretary at our principal executive offices in Alviso, California stating that you would like to revoke your proxy,

•	Completing a new proxy card and sending it to our Secretary. The new proxy card will automatically replace any earlier-dated proxy card that you returned, or

•	Attending the annual meeting and voting in person.

If you choose to revoke your proxy by attending the annual meeting, you must vote at the meeting in accordance with the rules for voting at the annual meeting. Attending the annual meeting will not, by itself, constitute revocation of your proxy.

Beneficial owner

If you instructed a broker or nominee to vote your shares, follow your broker or nominee’s directions for changing those instructions.

How are votes counted?

In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For the other proposals, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Shares may also be counted as broker non-votes. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner and the broker lacks discretionary voting power to vote such shares.

The inspector of election appointed for the meeting, who will separately tabulate affirmative votes, negative votes, abstentions and broker non-votes, will tabulate all votes. Shares that are voted “FOR,” “AGAINST” or “WITHHELD” on a proposal will be treated as being present at the meeting for purposes of establishing a quorum. Shares that are voted “FOR” or “AGAINST” will also be treated as votes cast on the proposal. Shares that abstain from voting on a proposal, and shares held by a broker nominee in “street name” where the broker indicates on a proxy that it does not have discretionary authority to vote on the proposal, will be treated as shares that are present at the meeting for purposes of establishing a quorum, but will not be treated as votes cast on the proposal. Although not considered as votes cast, abstentions and broker non-votes may prevent a proposal from receiving the affirmative vote of a majority of the required quorum and, in that case, would have the same effect as votes against the proposal.

If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” all of our nominees to the Board, “FOR” all other items described in this proxy statement and in the discretion of the proxy holders on any other matters that properly come before the meeting).

What vote is required to approve each of the proposals?

With respect to the proposal to elect two Class I directors, the two nominees receiving the greatest number of votes will be elected, even if the votes they receive are less than a majority of shares present and entitled to vote. Abstentions are not counted towards the tabulation of votes cast for the election of directors.

All other proposals require the affirmative “FOR” vote of a majority of those votes cast; that majority must also constitute at least a majority of the required quorum.

What does it mean if I receive more than one proxy or voting instruction card?

It means your shares are registered differently or are in more than one account. Please provide voting instructions for each proxy and voting instruction card you receive.

Where can I find the voting results of the meeting?

We will announce preliminary voting results at the annual meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal year 2003, which ends September 30, 2002.

What happens if additional proposals are presented at the meeting?

Other than the proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate(s) as may be nominated by the Board of Directors.

Must a minimum number of stockholders vote or be present at the annual meeting?

A quorum of stockholders is necessary to hold a valid meeting. Our bylaws provide that a majority of all of the shares of our stock entitled to vote, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the annual meeting. Shares that are voted “FOR,” “AGAINST,” “WITHHELD” or “ABSTAIN” on any proposal, as well as broker non-votes, will be treated as being present and entitled to vote for purposes of establishing a quorum.

Is cumulative voting permitted for the election of directors?

Stockholders may not cumulate votes in the election of directors.

Who will bear the cost of soliciting votes for the meeting?

We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. If you choose to access the proxy materials and/or vote over the Internet, however, you are responsible for Internet access charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We also have hired Mellon Investor Services LLC to assist us in the distribution of proxy materials and the solicitation of votes. We will pay Mellon a fee of $7,500 plus expenses for those services. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our beneficial stockholders.

PROPOSAL 1—ELECTION OF DIRECTORS

Terms of directors

We have a classified board of directors, with overlapping terms of office. The term for the Class I directors expires at the 2002 annual meeting. The term for the Class II directors expires at the 2003 annual meeting and the term for the Class III directors expires at the 2004 annual meeting. Each director serves for a three-year term or until his successor is duly elected and qualified.

Management’s nominees for election by the stockholders as Class I directors are Mr. Tim Christoffersen and Mr. Robert H. Kidd, both of whom are currently directors of the Company. If elected, the two nominees will serve as directors until our 2005 annual meeting or until a successor is duly elected and qualified. If either of the nominees declines to serve, proxies may be voted for a substitute nominee as we may designate.

If a quorum is present and voting, the two nominees for Class I directors receiving the highest number of votes “FOR” will be elected as the Class I directors. The persons named in the enclosed proxy intend to vote the shares represented by those proxies for the election of these two nominees.

The Board of Directors recommends a vote “FOR” the election of Mr. Tim Christoffersen and Mr. Robert H. Kidd.

Directors

The following sets forth certain information concerning our directors, including the Class I nominees to be elected at the 2002 annual meeting:

Name	Age	Position with the Company	Director Since
Class I Director Nominees:
Tim Christoffersen (2)	60	Director	2002
Robert H. Kidd (2)	58	Director	2002

Class II Directors Whose Terms Expire at 2003 Annual Meeting:
James E. Donegan	56	Chairman and Chief Executive Officer	1997
Chandrashekar M. Reddy	41	Vice Chairman	2002

Class III Directors Whose Terms Expire at 2004 Annual Meeting:
Jeffrey Diamond	49	Director	2001
George A. Duguay (1)(2)	49	Director	1993
Alexander S. Lushtak (1)	63	Director	1999

(1)	Member of the compensation committee.
(2)	Member of the audit committee.

Tim Christoffersen was appointed as a Director in August 2002. Mr. Christoffersen served as Chief Financial Officer of NeoParadigm Labs, Inc. from 1998 to 1999 and as Chief Financial Officer of Chips & Technologies, Inc. from 1994 until its sale to Intel Corporation in 1998. Mr. Christoffersen was Executive Vice President, Director and Chief Operating Officer of Resonex, Inc. from 1991 to 1993. From 1986 to 1991, Mr. Christoffersen held several managerial positions with Ford Motor Company. Mr. Christoffersen is a Phi Beta Kappa graduate of Stanford University where he earned a B.A. in Economics. He also holds a master’s degree in theology from Union Theological Seminary in New York City.

Robert H. Kidd was appointed as a Director in August 2002. He is President of Location Research Company of Canada Limited, a consulting company. Mr. Kidd served as Chief Financial Officer of Technology Convergence Inc. from 2000 to 2002, of Lions Gate Entertainment Corp. from 1997 to 1998, and of InContext

Systems Inc. from 1995 to 1996. He served as Senior Vice President, Chief Financial Officer and Director of George Weston Limited from 1981 to 1995, a partner of Thorne Riddell, Chartered Accountants, a predecessor firm of KPMG LLP, from 1973 to 1981 and as a Lecturer in Finance, Faculty of Management Studies, University of Toronto, from 1971 to 1981. Mr. Kidd has served on several professional committees, including the Toronto Stock Exchange Investors & Issuers Advisory Committee from 1993 to 1998, the Canadian Institute of Chartered Accountants Emerging Issues Committee from 1992 to 1997 and the Canadian Securities Administrators Committee on Conflicts of Interest in Underwriting from 1994 to 1996. He currently serves as a director of several private entities. Mr. Kidd has a B. Comm. from the University of Toronto and an M.B.A. from York University. Mr. Kidd is a Fellow of the Institute of Chartered Accountants of Ontario.

James E. Donegan has served as Chairman since June 21, 2002 and as Chief Executive Officer since June 25, 2002. He has served as a Director since September 1997. Mr. Donegan was the Chairman of the Board, President and Chief Executive Officer of Sipex Corporation, a semiconductor company, from 1985 until June 2002. Mr. Donegan holds a B.A. degree from Villanova University.

Chandrashekar M. Reddy joined Genesis as Vice Chairman and a Director upon our acquisition of Sage, Inc. in February 2002. He served as Executive Vice President, Engineering of Genesis from February to May 2002. He served as Chairman of the Board and Chief Executive Officer of Sage from its inception in 1994. From 1986 to 1995, Mr. Reddy held several design and program management positions at Intel Corporation. Mr. Reddy received an M.S. in Electrical Engineering from the University of Wisconsin, Madison and a B.S. in Electrical Engineering from the Indian Institute of Technology.

Jeffrey Diamond has served as a Director since April 2001. Prior to then, he served as one of our executive officers and as a consultant since our merger with Paradise Electronics, Inc. in May 1999. Prior to that merger, he served as a Director of Paradise Electronics from its inception in 1996 and as its Chief Executive Officer from September 1998.

George A. Duguay has served as a Director since May 1993. Mr. Duguay has served as the President of G. Duguay Services Inc., a partner of Duguay and Ringler Corporate Services, a business providing bookkeeping and corporate secretarial services, since May 1985. Mr. Duguay also serves as Secretary for MCK Mining Corp. and for European Gold Resources Inc., and as Chief Financial Officer and Secretary of Titanium Corporation Inc. He also serves as an officer or director of several private companies.

Alexander S. Lushtak has served as a Director since our merger with Paradise Electronics, Inc. in May 1999 and served as our Chairman from April 2001 to June 21, 2002. He is a founder of Paradise Electronics, Inc. and served as its Chairman of the Board from 1996 until our merger with Paradise in May 1999. Mr. Lushtak also serves on the boards of directors of two private companies.

Meetings of our Board of Directors and its committees

Our Board of Directors has standing compensation and audit committees. We currently have no standing nominating committee or committee performing similar functions.

At August 8, 2002, our compensation committee comprised Mr. Duguay and Mr. Lushtak, each of whom is an independent, non-employee director. Mr. Duguay serves as chairman of this committee. The compensation committee reviews and evaluates the compensation and benefits of our officers, reviews general policy matters relating to compensation and benefits of our employees and makes recommendations concerning these matters to the Board of Directors. The compensation committee also administers our stock option plans and stock purchase plan.

At August 8, 2002 our audit committee comprised Mr. Christoffersen, Mr. Duguay and Mr. Kidd, each of whom is an independent outside director within the meaning of the NASD listing standards. Mr. Duguay serves as chairman of this committee. The audit committee reviews the scope and timing of audit services and any other services that our independent accountants are asked to perform, the auditors’ report on our consolidated financial statements following completion of their audit and our policies and procedures with respect to internal accounting and financial controls. A copy of the audit committee’s charter is attached to this proxy statement as Appendix A. Mr. Donegan was an independent outside director and a member of the audit committee throughout fiscal 2002. He resigned from that committee upon his appointment as Chief Executive Officer in June 2002.

The following table summarizes the attendance by our incumbent directors while they were serving on our board, at meetings of our Board of Directors and its committees that were held in the fiscal year ended March 31, 2002:

	Board of Directors		Audit Committee		Compensation Committee
Name	Meetings Held While a Director	Meetings Attended	Meetings Held While a Member	Meetings Attended	Meetings Held While a Member	Meetings Attended
Jeffrey Diamond	24	20	—	—	—	—
James E. Donegan	25	23	10	9	—	—
George A. Duguay	25	25	10	10	5	5
Alexander S. Lushtak	25	25	—	—	5	5
Chandrashekar M. Reddy	2	1	—	—	—	—

On May 31, 2002 the Board of Directors established an executive committee that comprised Mr. Diamond, Mr. Donegan, Mr. Amnon Fisher and Mr. C.M. Reddy. The executive committee was created to enable a smaller group of directors to meet between meetings of the Board of Directors to address certain operating issues facing the Company. On June 25, 2002 Mr. Fisher resigned as a director. On July 22, 2002 the Board of Directors disbanded the executive committee. This committee held no meetings prior to being disbanded.

Compensation of directors

Directors who are not our employees receive $2,000 per quarter as a retainer, $1,000 for each meeting of the Board of Directors attended in person, $500 for each meeting of the Board of Directors attended by teleconference and $500 for each committee meeting attended. Directors who are our employees receive no separate compensation for services rendered as a director. All directors are reimbursed for reasonable expenses to attend meetings.

Non-employee directors automatically receive stock options under the terms of our 1997 Non-Employee Stock Option Plan. These grants are made annually on the first day of the month following our annual meeting of stockholders. Each non-employee director receives an option to purchase 5,000 shares of our common stock plus 2,500 shares of our common stock for each committee that the director serves on. The options are granted with an exercise price equal to the closing price of our stock on the day preceding the date of the grant and vest over twelve months. In addition, upon first joining the board, non-employee directors receive an option to purchase 15,000 shares of our common stock. Those options are granted with an exercise price equal to the closing price of our stock on the last trading day before joining the board.

The following table summarizes the retainers and attendance fees and the automatic stock option grants that were made to non-employee directors in fiscal 2002.

Name	Annual Option Grants	Initial Option Grants	Retainers and Attendance Fees
Jeffrey Diamond	5,000	15,000	$22,000
James E. Donegan	7,500	—	26,000
George A. Duguay	10,000	—	29,000
Alexander S. Lushtak	7,500	—	27,000
N. Damodar Reddy (1)	—	15,000	3,000
Lawrence G. Finch (2)	7,500	—	24,000

(1)	Mr. N.D. Reddy resigned as a director in July 2002.
(2)	Mr. Finch resigned as a director in February 2002.

The annual stock option grants were made on October 1, 2001 at an exercise price of $28.14 per share. Mr. Diamond’s initial stock option grant was made at an exercise price of $12.73 per share on April 23, 2001, and Mr. N.D. Reddy’s initial stock option grant was made at an exercise price of $44.76 per share on February 19, 2002.

Non-employee directors may also be granted stock options under the terms of our 2000 Non-Statutory Stock Option Plan or our 2001 Non-Statutory Stock Option Plan. During the year ended March 31, 2002 Mr. Lushtak was granted an option to purchase 50,000 shares of our common stock under our 2000 Non-Statutory Stock Option Plan. This option was granted on April 23, 2001 at an exercise price of $12.73 per share and vested over twelve months. No other stock option grants were made to non-employee directors in fiscal 2002.

PROPOSAL 2—APPOINTMENT OF INDEPENDENT ACCOUNTANTS

You are being asked to ratify the appointment of KPMG LLP as independent accountants for the fiscal year ending March 31, 2003.

We have selected KPMG LLP as our independent accountants for the 2003 fiscal year. KPMG LLP or their predecessor firms have served as our independent accountants since our inception in 1987. Representatives of KPMG LLP are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from you.

The approximate fees billed to us by KPMG LLP for services rendered with respect to fiscal year 2002 were as follows:

Audit fees	$144,000
Financial information systems design and implementation fees	—
Other fees:
Related to acquisition activities	505,000
Tax planning and compliance	628,000

The audit committee has determined that the provision of non-audit services performed during fiscal 2002, including work related to acquisition activities and for tax planning and compliance purposes, is compatible with maintaining the independence of KPMG LLP.

The resolution must be passed by a majority of the votes cast at our annual meeting (which majority must also constitute at least a majority of the required quorum) to be approved. The persons named in the enclosed proxy intend to vote the shares represented by those proxies in favor of this resolution.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of KPMG LLP as our independent accountants for the fiscal year ended March 31, 2003.

PROPOSAL 3—AMENDMENT TO 1997 EMPLOYEE STOCK PURCHASE PLAN

We established the 1997 Employee Stock Purchase Plan under which any of our full time employees may authorize payroll deductions of up to 15% of their compensation, as defined in the plan. Those payroll deductions are accumulated and are used to purchase our common stock at a price equal to 85% of the lower of the fair market value of our common stock as of the beginning or the end of an offering period. Pursuant to the plan, the accumulated payroll contributions are used to purchase shares of our common stock semi-annually. The plan includes a provision that potentially increases the number of shares of common stock available for issuance each year up to an approved amount, which is currently 200,000 shares.

Our stockholders initially approved this plan on November 14, 1997. At a stockholders’ meeting held on September 14, 2000 our stockholders voted to amend the plan in order to increase the maximum number of shares available for issuance each year from 100,000 to 200,000 shares or a lesser amount determined by our Board. At the 2002 annual meeting you are being asked to approve an amendment to increase the maximum number of shares of common stock available for issuance each year under the plan from 200,000 to 500,000 shares or a lesser amount determined by our Board. We believe this change is necessary as a result of the increase in our employee base, principally as a result of our acquisition of Sage, Inc. in February 2002 and the growth in our business.

Specifically, we propose to amend section 13 of the plan to read as follows:

13.    Shares.

(a)  Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of Shares which shall be made available for sale under the Plan shall be 500,000, plus an annual increase to be added on each anniversary date of the adoption of the Plan equal to the lesser of (i) the number of Shares needed to restore the maximum aggregate number of Shares available for sale under the Plan to 500,000, or (ii) a lesser amount determined by the Board. If, on a given Exercise Date, the number of Shares with respect to which options are to be exercised exceeds the number of Shares then available under the Plan, the Company shall make a pro rata allocation of the Shares remaining available for purchase in as uniform a manner as practicable and as it shall determine to be equitable.

No changes to section 13 of the plan are proposed apart from changing the maximum number of shares of common stock available for issuance under the plan from 200,000 to 500,000 shares or a lesser amount determined by our Board.

Summary of the 1997 Employee Stock Purchase Plan

The essential terms of the plan are summarized as follows:

Purpose

The purpose of the plan is to provide eligible employees with an opportunity to purchase our common stock through accumulated payroll deductions.

Administration

The plan provides for administration by our Board of Directors or a committee appointed by the Board and is currently administered by the Compensation Committee of the Board of Directors. All questions of interpretation or application of the plan are determined by the Board of Directors or its appointed committee, and its decisions are final and binding upon all participants. No charge for administrative or other costs may be made against the payroll deductions of a participant in the plan. Directors receive no additional compensation for their services in connection with the administration of the plan.

Offering Periods

The plan has a series of consecutive, overlapping 24-month offering periods, with each offering period consisting of four six-month purchase periods. Offering periods begin on the first trading day on or after June 30 and December 31 of each year. The Board of Directors has the power to alter the duration of the offering periods, including the commencement dates, without stockholder approval if such change is announced at least five days prior to the affected offering period.

Eligibility to Participate in the Plan

Any person who has been an employee since the first day of each offering period and whose customary employment with us (or a designated subsidiary of us) is at least 20 hours per week and more than five months in any calendar year is eligible to participate in the plan. Eligible employees become participants in the plan by delivering to our payroll office a subscription agreement authorizing payroll deductions. An employee who becomes eligible to participate in the plan after the commencement of an offering may not participate in the plan until the commencement of the next offering period.

Employees will not be eligible to participate in an offering under the plan if (i) immediately after the commencement of an offering, the employee owns stock or holds outstanding options to purchase stock representing five percent (5%) or more of the total combined voting power or value of all classes of our stock or (ii) the employee’s rights to purchase stock under the plan (and all other plans of ours and our subsidiaries) accrue at a rate that exceeds $25,000 worth of shares (determined at the fair market value of our common stock on the date the option is granted) for each calendar year in which the option is outstanding at any time.

Purchase Price

The price at which shares are sold to participating employees is 85% of the fair market value per share of our common stock on (i) the first trading day of the offering period or (ii) the last trading day of the purchase period, whichever is lower. The fair market value of our common stock on a given date is determined by reference to the closing sales price of the Nasdaq National Market. The closing sale price per share of our common stock on the Nasdaq National Market on June 28, 2002 (the last trading day of the most recent offering period) was $8.34.

To the extent permitted by any applicable laws, regulations or stock exchange rules, if the fair market value of our common stock is lower on the last trading day of the applicable purchase period than the fair market value of our common stock on the first day of the offering period to which such purchase period applies, then all participants in the offering period are automatically withdrawn from such offering period immediately after the exercise of their option and automatically re-enrolled in the immediately following offering period.

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is accumulated by payroll deductions over the offering period. Payroll deductions may not exceed 15% of a participant’s compensation. A participating employee may discontinue his or her participation in the plan at any time during the offering period. A participant may increase or decrease the rate of payroll deductions during a purchase period, but the Board of Directors may limit the number of changes during any offering period. Payroll deductions will commence on the first payday following the offering date and will continue at the same rate until the end of the offering period unless sooner terminated as provided in the plan.

Purchase of Stock; Exercise of Option

By executing a subscription agreement to participate in the plan, the employee is entitled to have shares placed under option to him or her. The maximum number of shares placed under option to a participant in a single purchase period is 20,000. Within this limit, the number of shares purchased depends on the fair market value of our common stock on the first business day of the offering period and the last business day of the purchase period and the cumulative amount of an employee’s contributions at the end of the purchase period. On the option exercise date, an employee’s accumulated contributions will be used to purchase whole shares at the purchase price.

If the number of shares which would otherwise be placed under option at the beginning of an offering period exceeds the number of shares then available under the plan, a pro rata allocation of the shares remaining will be made in as equitable a manner as is practicable.

Withdrawal

A participant may withdraw from the plan at any time by delivering to us a notice of withdrawal. Such withdrawal may be elected at any time prior to the end of the applicable purchase period. Any withdrawal by an employee during a given offering period automatically terminates the employee’s interest in that offering period, and the employee may not participate in the plan until the next offering period begins.

Termination of Employment

Termination of a participant’s employment for any reason, including retirement or death, cancels his or her participation in the plan immediately. In such event, the payroll deductions credited to the participant’s account will be returned without interest.

Capital Changes

In the event of any changes in our capitalization, such as stock splits or stock dividends, resulting in an increase or decrease in the number of shares of common stock, effected without receipt of consideration by us, appropriate adjustment will be made by us in the shares subject to purchase and in the purchase price per share.

Dissolution or Liquidation

In the event of the proposed dissolution or liquidation of our Company, the offering period then in progress will be shortened by setting a new exercise date and the participant’s option will be exercised automatically on such date. The plan will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board of Directors.

Merger or Asset Sale

In the event of a merger or proposed sale of all or substantially all of the assets of our Company, each outstanding option under the plan will be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event the successor corporation refuses to assume or substitute outstanding options, any purchase periods then in progress will be shortened by setting a new exercise date and the participant’s option will be exercised automatically on such date. Any offering periods then in progress will end on such new exercise date.

Nonassignability

No rights or accumulated payroll deductions of an employee under the plan may be pledged, assigned or transferred for any reason (other than upon death) and any such attempt may be treated by us as an election to withdraw from the plan.

Amendment and Termination of the Plan

The Board of Directors may at any time amend or terminate the plan. Except as described above, such termination will not affect options previously granted nor may any amendment make any changes in an option granted prior thereto which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), the Company will obtain stockholder approval for such amendment or termination.

Certain United States Federal Income Tax Information

The plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code. Under Sections 421 and 423 of the Code, no income will be taxable to a participant until the shares purchased under the plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the offering period and more than one year from the date of the shares are purchased, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) the excess of the fair market value of the shares at the time the option was granted over the option price. Any additional gain will be treated as long-term capital gain.

If the shares are sold or otherwise disposed of before the expiration of the above holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss of such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. We are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent that we are entitled to a deduction for ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

The foregoing is only a summary of the effect of federal income taxation upon the participant and us with respect to the shares purchased under the plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.

Incorporation by Reference

The foregoing is only a summary of the plan and is qualified in its entirety by reference to its full text, a copy of which is attached to this Proxy Statement as Appendix B.

Participation in the 1997 Employee Stock Purchase Plan

As of July 26, 2002, approximately 340 persons were eligible employees under the plan. Participation in the plan is voluntary and the number of shares purchased with respect to each purchase period is dependent on each participant’s level of payroll deductions. Accordingly, future purchases under the plan are not determinable. Non-employee directors are not eligible to participate in the plan.

Plan Benefits—1997 Employee Stock Purchase Plan

The following table sets forth certain information regarding shares purchased during the fiscal year ended March 31, 2002 and the payroll deductions accumulated at the end of the fiscal year ended March 31, 2002 in accounts under the plan for each of the executive officers named in the Summary Compensation Table below who participated in the plan, all current executive officers as a group, and all other employees who participated in the plan as a group:

Name	Number of Shares Purchased	Dollar Value (1)	Payroll Deductions as of Fiscal Year End
Amnon Fisher (2)	—	$—	$—
Robert Bicevskis	3,581	153,694	6,862
Anders Frisk	—	—	—
Matthew Ready	3,280	145,838	6,956
Mohammad Tafazzoli	2,893	133,271	6,938
All current executive officers as a group	15,604	731,003	32,513
All other employees (including all current officers who are not executive officers) as a group	161,653	6,968,700	407,590

(1)	Market value of shares on date of purchase, minus the purchase price under the plan.
(2)	Mr. Fisher resigned as President, Chief Executive Officer and as a director on June 25, 2002.

Vote Required and Board Recommendation

The amendment must be passed by a majority of the votes cast at the annual meeting (which majority must also constitute at least a majority of the required quorum) to be approved. The persons named in the enclosed proxy intend to vote the shares represented by those proxies in favor of amending the plan.

The Board of Directors recommends a vote “FOR” the approval of an amendment to increase the maximum number of shares of common stock available for issuance each year under the 1997 Employee Stock Purchase Plan from 200,000 to 500,000 shares, or a lesser amount determined by the Board of Directors.

TRANSACTION OF OTHER BUSINESS

We know of no other proposals to be presented at the meeting. If any other proposal is presented, the shares represented by the proxies we receive will be voted according to the best judgment of the persons named in the proxies. It is the intention of the persons named in the form of proxy to vote the shares that those proxies represent as the Board of Directors recommends.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of March 31, 2002 about our common stock that may be issued upon the exercise of options, warrants and rights under our 1997 Employee Stock Purchase Plan described above as well as our seven stock option plans: the 1987 Stock Option Plan, the 1997 Employee Stock Option Plan, the 1997 Non-Employee Stock Option Plan, the 2000 Non-Statutory Stock Option Plan, the 2001 Non-Statutory Stock Option Plan the 1997 Paradise Stock Option Plan and the Sage Stock Option Plan.

The 1997 Paradise Stock Option Plan and the Sage Stock Option Plan, under which we do not grant any new options, were assumed upon our acquisitions of other companies. Our stockholders have not formally approved our 2000 Non-Statutory Stock Option Plan, although they approved an amendment to that plan at the September 14, 2000 annual meeting. Our stockholders have not approved our 2001 Non-Statutory Stock Option Plan. Our stockholders have approved all other plans.

Plan Name and Type	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities available for issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by stockholders
1997 Employee Stock Purchase Plan	*	*	105,516
1987 Stock Option Plan	6,046	$6.02	—
1997 Employee Stock Option Plan	1,727,163	24.25	197,469
1997 Non-Employee Stock Option Plan	50,313	22.93	270,675

Equity compensation plans not formally approved by stockholders
2000 Non-Statutory Stock Option Plan	731,871	22.82	627,650
2001 Non-Statutory Stock Option Plan	703,510	18.23	76,800

Equity compensation plans assumed on acquisitions
1997 Paradise Stock Option Plan	25,374	0.92	—
Sage Stock Option Plan	1,306,365	17.65	—

Total*	4,550,642	$21.03	1,278,110

*
The number of securities to be issued upon exercise of outstanding rights under the 1997 Employee Stock Purchase Plan and the weighted average exercise price of those securities is not determinable. The 1997 Employee Stock Purchase Plan provides that shares of our common stock may be purchased at a per share price equal to 85% of the fair market value of the common stock on the beginning of the offering period or a purchase date applicable to such offering period, whichever is lower. The closing price per share of our common stock on the Nasdaq National Market on June 28, 2002 (the last trading day of the most recent offering period) was $8.34.

Summaries of the stock option plans not formally approved by our stockholders are as follows:

2000 Non-Statutory Stock Option Plan

Purpose

The purposes of the plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants and to promote the success of our business.

Administration

The plan provides for administration by our Board of Directors or a committee appointed by the Board and is currently administered by the Compensation Committee of the Board of Directors. All questions of interpretation or application of the plan are determined by the Board of Directors or its appointed committee, and its decisions are final and binding upon all participants. Directors receive no additional compensation for their services in connection with the administration of the plan.

Eligibility to Participate in the Plan

Nonstatutory stock options may be granted to our employees, consultants and directors.

Number of Shares Covered by the Plan

The aggregate number of shares of common stock authorized for issuance under the plan is 1,500,000 shares plus an annual increase to be added on the first day of each fiscal year equal to the lesser of (i) 2,000,000 shares, (ii) 3.5% of the Company’s outstanding shares of common stock on such date, or (iii) a lesser amount determined by the Board.

Awards Permitted under the Plan

The plan authorizes the granting of nonstatutory stock options only.

Terms of Options

The plan’s administrator determines the exercise price of options granted under the plan and the term of those options. The options that are currently outstanding under the plan vest and become exercisable over periods of from one to four years beginning on the grant date. Payment of the exercise price may be made by cash, check, promissory note, other shares of our common stock, cashless exercise, any other form of consideration permitted by applicable law or any combination of the foregoing methods of payment. Options may be made exercisable only under the conditions the Board of Directors or its appointed committee may establish. If an optionee’s employment terminates for any reason, the option remains exercisable for a period fixed by the plan administrator up to the remainder of the option’s term; if a period is not fixed by the plan administrator, the exercise period is three (3) months, or twelve (12) months in the case of death or disability.

Capital Changes

In the event of any changes in our capitalization, such as stock splits or stock dividends, resulting in an increase or decrease in the number of shares of common stock, effected without receipt of consideration by us, appropriate adjustment will be made by us in the number of shares available for future grant and in the number of shares subject to previously granted but unexercised options.

Dissolution or Liquidation

In the event of the proposed dissolution or liquidation of our Company, the option holders will be notified of such event, and the plan administrator may, in its discretion, permit each option to fully vest and be exercisable until ten (10) days prior to such event, at which time the options will terminate.

Merger, Asset Sale or Change of Control

With respect to options granted on or before October 16, 2001, in the event of a merger of our Company with or into another corporation, or any other capital reorganization in which more than fifty percent (50%) of the outstanding voting shares of the Company are exchanged (other than a reorganization effected solely for the purpose of changing the situs of the Company’s incorporation), each outstanding option under the plan will fully vest and be exercisable for a period of ten (10) days prior to the closing of such transaction, and the unexercised options will terminate prior to the closing of such transaction.

With respect to options granted after October 16, 2001 (as well as certain options granted before such date, with the consent of the optionees), in the event of a merger or proposed sale of all or substantially all of the assets of our Company, each outstanding option under the plan will be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event the successor corporation refuses to assume or substitute outstanding options, the plan administrator will notify each optionee that his or her options will vest and be exercisable for a period of twenty (20) days from the date of such notice, and the unexercised options will terminate upon the expiration of such period.

Nonassignability

Options may not be assigned or transferred for any reason (other than upon death), except that the plan administrator may permit options to be transferred during the optionee’s lifetime to members of the optionee’s immediate family or to trusts, LLCs or partnerships for the benefit of such persons.

Amendment and Termination of the Plan

The plan provides that the Board of Directors may amend or terminate the plan without stockholder approval, but no amendment or termination of the plan or any award agreement may adversely affect any award previously granted under the plan without the written consent of the optionee.

Certain United States Federal Income Tax Information

An optionee generally will not recognize any taxable income at the time he or she is granted a nonstatutory stock option. However, upon its exercise, the optionee will recognize ordinary income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by one of our employees is subject to tax withholding by us. Upon resale of such shares by the optionee, any difference between the sales price and the optionee’s purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

Generally, we will be entitled to a tax deduction in the same amount as the ordinary income realized by the optionee with respect to shares acquired upon exercise of the nonstatutory stock option.

The foregoing is only a summary of the effect of federal income taxation upon the optionee and us with respect to the grant and exercise of options granted under the plan and does not purport to be complete. In addition, the summary does not discuss the tax consequences of an optionee’s death or the income tax laws of any state or foreign country in which the optionee may reside.

2001 Non-Statutory Stock Option Plan

Purpose

The purposes of the plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants and to promote the success of our business.

Administration

The plan provides for administration by our Board of Directors or a committee appointed by the Board and is currently administered by the Compensation Committee of the Board of Directors. All questions of interpretation or application of the plan are determined by the Board of Directors or its appointed committee, and its decisions are final and binding upon all participants. Directors receive no additional compensation for their services in connection with the administration of the plan.

Eligibility to Participate in the Plan

Nonstatutory stock options may be granted to our employees including officers, consultants and directors.

Number of Shares Covered by the Plan

The aggregate number of shares of common stock authorized for issuance under the plan is 1,000,000 shares.

Awards Permitted under the Plan

The plan authorizes the granting of nonstatutory stock options only.

Terms of Options

The plan’s administrator determines the exercise price of options granted under the plan and the term of those options. The options that are currently outstanding under the plan vest and become exercisable over periods of from two to four years beginning on the grant date. Payment of the exercise price may be made by cash, check, promissory note, other shares of our common stock, cashless exercise, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law or any combination of the foregoing methods of payment. Options may be made exercisable only under the conditions the Board of Directors or its appointed committee may establish. If an optionee’s employment terminates for any reason, the option remains exercisable for a period fixed by the plan administrator up to the remainder of the option’s term; if a period is not fixed by the plan administrator, the exercise period is three (3) months, or twelve (12) months in the case of death or disability.

Capital Changes

In the event of any changes in our capitalization, such as stock splits or stock dividends, resulting in an increase or decrease in the number of shares of common stock, effected without receipt of consideration by us, appropriate adjustment will be made by us in the number of shares available for future grant and in the number of shares subject to previously granted but unexercised options.

Dissolution or Liquidation

In the event of the proposed dissolution or liquidation of our Company, the option holders will be notified of such event, and the plan administrator may, in its discretion, permit each option to fully vest and be exercisable until ten (10) days prior to such event, at which time the options will terminate.

Merger, Asset Sale or Change of Control

In the event of a merger or proposed sale of all or substantially all of the assets of our Company, each outstanding option under the plan will be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event the successor corporation refuses to assume or substitute outstanding options, the plan administrator will notify each optionee that his or her options will vest and be exercisable for a period of fifteen (15) days from the date of such notice, and the unexercised options will terminate upon the expiration of such period.

Nonassignability

Options may not be assigned or transferred for any reason (other than upon death), except that the plan administrator may permit options to be transferred during the optionee’s lifetime upon such terms and conditions as the administrator deems appropriate.

Amendment and Termination of the Plan

The plan provides that the Board of Directors may amend or terminate the plan without stockholder approval, but no amendment or termination of the plan or any award agreement may adversely affect any award previously granted under the plan without the written consent of the optionee.

Certain United States Federal Income Tax Information

An optionee generally will not recognize any taxable income at the time he or she is granted a nonstatutory stock option. However, upon its exercise, the optionee will recognize ordinary income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by one of our employees is subject to tax withholding by us. Upon resale of such shares by the optionee, any difference between the sales price and the optionee’s purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

Generally, we will be entitled to a tax deduction in the same amount as the ordinary income realized by the optionee with respect to shares acquired upon exercise of the nonstatutory stock option.

The foregoing is only a summary of the effect of federal income taxation upon the optionee and us with respect to the grant and exercise of options granted under the plan and does not purport to be complete. In addition, the summary does not discuss the tax consequences of an optionee’s death or the income tax laws of any state or foreign country in which the optionee may reside.

SECURITY OWNERSHIP BY OUR DIRECTORS, OFFICERS AND PRINCIPAL STOCKHOLDERS

The following table contains information about the beneficial ownership of our common stock as of July 26, 2002, for:

•	each of our current directors, as well as our Chief Executive Officer(1) and our other four most highly compensated executive officers during the fiscal year ended March 31, 2002,

•	all of our current directors and executive officers as a group(1).

There are no persons known by us to be beneficial owners of more than five percent of our outstanding stock.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities and Exchange Act of 1934 and the information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3 beneficial ownership includes any shares over which the individual or entity has voting power or investment power and any shares that the individual has the right to acquire within 60 days of July 26, 2002 through the exercise of any stock options regardless of the exercise price of those stock options. Unless indicated, each person or entity either has sole voting and investment power over the shares shown as beneficially owned or shares those powers with his spouse.

The number of options exercisable within 60 days of July 26, 2002 is shown in the first column of the table and is included in the total number of shares of common stock beneficially owned shown in the second column. The percentage of shares beneficially owned is computed on the basis of 31,257,686 shares of common stock outstanding on July 26, 2002.

Directors and Executive Officers (1):	Number of Shares of Common Stock Issuable Pursuant to Options	Total Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock
James E. Donegan	6,875	6,875	*
Amnon Fisher (1)	100,708	100,708	*
Robert Bicevskis	45,209	46,957	*
Anders Frisk	56,563	56,563	*
Matthew Ready	26,354	26,954	*
Mohammad Tafazzoli	24,887	24,887	*
Tim Christoffersen	—	—	—
Jeffrey Diamond (2)	11,666	26,220	*
George A. Duguay	13,750	13,750	*
Robert H. Kidd	—	—	—
Alexander S. Lushtak	31,875	31,875	*
Chandrashekar M. Reddy	31,155	462,710	1.5%
Aggregate of current directors and executive officers (13 persons)	346,486	794,943	2.5%

*	Less than one percent
(1)	Mr. Fisher resigned as President, Chief Executive Officer and as a director on June 25, 2002.
(2)	Includes 14,544 shares of common stock held by a trust established for the benefit of Mr. Diamond and his family.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and any person who owns more than ten percent of our common shares to file reports of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and with us. Based on our review of copies of forms and written representations, we believe that all of our officers, directors and greater than ten percent stockholders complied with all filing requirements applicable to them for the year ended March 31, 2002.

SIGNIFICANT RELATIONSHIPS AND TRANSACTIONS WITH DIRECTORS,
OFFICERS OR PRINCIPAL STOCKHOLDERS

VM Labs, Inc.

We won a public auction of the assets of VM Labs, Inc. that culminated in a federal Bankruptcy Court proceeding held on February 28, 2002 (the “Auction”) and we closed the transaction on March 22, 2002 (the “Closing”). We acquired those assets for a price of $13.6 million in cash and the assumption of certain liabilities. Three of our directors had indirect interests in VM Labs as a result of their relationship with VM Labs’s secured creditor. All three directors divested their interests prior to the Closing without realizing profit except for the receipt of accrued interest on their promissory notes, as described below.

One of the parties bidding at the Auction was Paradise IV, Inc., a secured creditor of VM Labs, Inc. Three of our directors, Messrs. Lushtak, Diamond and Chandrashekar M. Reddy, had interests in Paradise IV. In November 2001, Messrs. Lushtak, Diamond and C. M. Reddy loaned $1,000,000, $750,000 and $400,000, respectively, to Paradise IV pursuant to promissory notes due June 2002, which accrued interest at an annual rate of 6% and which included warrants to purchase 800,000 shares, 600,000 shares and 320,000 shares, respectively, of common stock of Paradise IV at a price of $.001 per share, representing a total of 24.57% of the fully diluted equity interests in Paradise IV. Also, prior to the Auction, Mr. Lushtak was Chairman of the Board and Chief Executive Officer of Paradise IV and owned 22.86% of the common stock of Paradise IV, which he acquired for an aggregate of $1,600.

At the time that our board of directors began its evaluation of the VM Labs assets, Messrs. Lushtak, Diamond and C. M. Reddy disclosed their interests in Paradise IV to our board and recused themselves from the evaluation of the VM Labs assets. On the date that our board approved the submission of a bid in the Auction, Mr. Lushtak resigned from his positions as Chairman and Chief Executive Officer of Paradise IV, and Paradise IV redeemed all of Mr. Lushtak’s equity interest in Paradise IV at cost. Prior to the Closing, each of Messrs. Lushtak, Diamond and C. M. Reddy (i) delivered his promissory note to Paradise IV for repayment of the face amount of such note plus accrued interest through the date of repayment and (ii) surrendered his warrant to Paradise IV for cancellation. None of Messrs. Lushtak, Diamond or C. M. Reddy received any additional consideration for the cancellation of their notes or the surrender of their warrants.

In November 2001, Assured Space Access Corporation loaned $500,000 to Paradise IV, and received a warrant to purchase 400,000 shares of common stock of Paradise IV, on similar terms as the notes and warrants discussed above. Mr. Lushtak does not control Assured Space Access, although he and his wife together own approximately 13% of the equity in Assured Space Access, and Mr. Lushtak is a director of that company. Also in November 2001, Lushtak Family Limited Partnership I loaned $500,000 to Paradise IV, and received a warrant to purchase 400,000 shares of common stock of Paradise IV, on similar terms as the notes and warrants discussed above. The adult sons of Mr. Lushtak, none of whom reside with him, are partners in the partnership. Mr. Lushtak does not have an economic interest in the partnership and does not control any voting rights or dispositive rights with respect to the partnership.

COMPENSATION AND OTHER INFORMATION CONCERNING OFFICERS

Executive compensation

Summary Compensation Table

The following table contains information about compensation paid to our Chief Executive Officer and to our four other most highly compensated executive officers for our fiscal year ended March 31, 2002 and the compensation of those individuals in fiscal years 2001 and 2000, where applicable.

Name and Principal Position	Fiscal Year	Annual Compensation		Securities Underlying Options (#)	All Other Compensation
		Salary	Bonus
Amnon Fisher (1) President and Chief Executive Officer	2002 2001 2000	$279,050 258,333 41,667	$144,375 — 75,000	— 175,000 400,000	$ — — —

Robert Bicevskis (2) Vice President, Intellectual Property	2002 2001	189,429 141,865	51,128 19,953	— 130,000	— —

Anders Frisk (3) Senior Vice President, Marketing	2002 2001 2000	214,050 200,000 25,450	74,200 — 100,000	— 110,000 130,000	— — —

Matthew Ready (4) Senior Vice President, Sales	2002 2001	187,793 167,670	80,000 97,000	— 195,000	— —

Mohammad Tafazzoli (5) Vice President, Operations	2002 2001	189,050 161,461	64,750 24,000	25,000 107,000	— —

(1)	Mr. Fisher resigned as President, Chief Executive Officer and as a director on June 25, 2002. He joined the Company in February 2000.
(2)	Mr. Bicevskis joined the Company in July 2000.
(3)	Mr. Frisk joined the Company in March 2000.
(4)	Matthew Ready joined the Company in April 2000.
(5)	Mohammad Tafazzoli became an executive officer in June 2000. No information has been provided for fiscal year 2000 because he was not an executive officer at any time during that year.

SEVERANCE AGREEMENT WITH MR. FISHER

We entered into a Severance Agreement and Release with Mr. Amnon Fisher, our former Chief Executive Officer and President, in connection with his resignation in June 2002. Under the agreement, Mr. Fisher was entitled to receive as severance a lump-sum payment equal to one year’s base salary, as well as reimbursement for (i) one year of COBRA payments, (ii) one year of premiums on a $500,000 term life insurance policy and (iii) legal fees and costs incurred in the preparation of the agreement. Mr. Fisher was also entitled to a maximum of 12 months of additional vesting on his outstanding options to purchase our common stock, which will continue to vest over a 12-month period subject to certain restrictions, and which may vest immediately upon a change in control of the Company. Mr. Fisher’s right to exercise vested options was also extended to July 30, 2003. Mr. Fisher agreed to release all claims he may have had against the Company.

EMPLOYMENT AGREEMENT WITH MR. DONEGAN

In June 2002, we appointed James E. Donegan as our Chief Executive Officer. Under the terms of his employment, Mr. Donegan will receive an annual base salary of $275,000 and was granted options for 200,000 shares of our common stock. Those options will vest over 48 months unless there is a change of control of the Company. In that event, half of any options that were unvested as of the change of control will immediately vest.

Options granted in the year ended March 31, 2002

The following table contains information about stock option grants made during the year ended March 31, 2002 to our Chief Executive Officer and to our four other most highly compensated executive officers in fiscal 2002. Only one of these individuals, Mr. Tafazzoli, was granted stock options in fiscal 2002, and no stock appreciation rights were granted. The stock options were granted under our 1997 Employee Stock Option Plan and our 2001 Non-Statutory Stock Option Plan. They have a maximum term of ten years, subject to earlier termination upon cessation of service.

The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There is no assurance that the actual stock price appreciation over the option terms will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of our common stock appreciates over the term of the option, no value will be realized from the option grants made to the executive officer.

Individual grants

	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name					5%	10%
Mohammad Tafazzoli	25,000	1.5%	$25.15	09/20/11	$395,417	$1,002,066

Aggregate option exercises in the last fiscal year and fiscal year end option values

The following table contains information about option exercises for our Chief Executive Officer and our four other most highly compensated executive officers in the year ended March 31, 2002 and their option holdings as of March 31, 2002.

The value of an in-the-money stock option represents the difference between the aggregate estimated fair market value of the underlying stock and the aggregate exercise price of the stock option. We have used the reported closing price of $26.00 per share on The Nasdaq National Market on March 28, 2002 as the estimated fair market value of our common stock in determining the value of unexercised options. Our closing stock price on July 26, 2002, the record date, was $6.05.

Name	Shares Acquired Upon Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-money Options/SARs at the Fiscal Year End ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Amnon Fisher (1)	379,500	$10,223,280	31,958	163,542	$316,379	$1,889,628
Robert Bicevskis	90,624	1,839,433	26,250	73,126	393,600	1,128,431
Anders Frisk	139,998	2,838,078	24,271	75,731	194,021	726,570
Matthew Ready	127,915	2,945,658	4,062	63,023	39,076	793,865
Mohammad Tafazzoli	59,635	1,553,011	8,847	76,302	80,193	641,006

(1)	Mr. Fisher resigned as President, Chief Executive Officer and a director on June 25, 2002.

Compensation committee interlocks and insider participation

At no time since our formation have any of the members of our compensation committee served as our officers or employees or as officers or employees of any of our subsidiaries. See the disclosure set forth under “Significant Relationships and Transactions with Directors, Officers or Principal Stockholders” concerning one member of our compensation committee, Mr. Lushtak. No interlocking relationship exists between our board of directors or its compensation committee and the board of directors or compensation committee of any other company, nor did any interlocking relationships exist during the past fiscal year.

COMPENSATION COMMITTEE’S REPORT ON EXECUTIVE COMPENSATION

To our Stockholders:

We are responsible for reviewing and/or establishing the compensation programs that relate to Genesis’s executive officers, senior management and other key employees and for establishing the specific short- and long-term compensation elements thereunder. We oversee the general compensation structure for all of Genesis’s employees and we administer the stock option and stock purchase plans. We are both independent, non-employee directors.

The executive compensation program that has been established is designed to provide levels of compensation in formats that assist Genesis in attracting, motivating and retaining qualified executives by providing a competitive compensation package geared to individual and corporate performance. We strive to establish performance criteria, evaluate performance and establish base salary, annual bonuses and long-term incentives for our key decision makers based upon performance and designed to provide appropriate incentives for maximization of our short- and long-term financial results for the benefit of our stockholders.

In order to meet our objectives, we have chosen four basic components for Genesis’s executive compensation program to meet our compensation philosophy. Base salaries, which are the fixed regular component of executive compensation, are based upon:

•	base salary levels among a competitive peer group,

•	Genesis’s past financial performance and future expectations,

•	the general and industry-specific business environment, and

•	individual performance.

Annual bonuses, which are directly linked to Genesis’s performance, are designed to provide additional incentive cash compensation based on short-term performance of Genesis and its employees. Stock option grants, under the long-term component of executive compensation, are designed as an incentive to reward executive officers and employees for delivering value to our stockholders over a longer, measurable period of time. Historically, Genesis has used the grant of stock options that vest over some measurable period of time, generally four years, to accomplish this objective.

The base salary for our for our Chief Executive Officer in fiscal 2002, Mr. Amnon Fisher, was determined with reference to base salaries for chief executive officers of other comparable technology companies. Mr. Fisher’s annual bonus in fiscal 2002 was determined based on the Company having surpassed the revenue and profitability targets that had been set at the start of the fiscal year. As a result of the financial performance of the Company relative to those expectations, Mr. Fisher was paid the maximum amount of bonus to which he was entitled for the year, which was calculated as a percentage of his annual base salary. No stock options were granted to Mr. Fisher in fiscal 2002.

The information contained in this report of the compensation committee shall not be deemed “soliciting material” or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Genesis specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Respectfully submitted by the compensation committee:

George A. Duguay	Alexander S. Lushtak
Chairman

June 28, 2002

STOCK PERFORMANCE GRAPH

The following performance graph compares the percentage change in the cumulative total stockholder return on shares of our common stock with the cumulative total return for:

•	a group of our peer corporations, comprising the Nasdaq Electronic Components Stocks, and

•	the Total Return Index for The Nasdaq Stock Market (US and Foreign).

This comparison covers the period from the date of our initial public offering on February 24, 1998 to March 28, 2002, the last trading date in our 2002 fiscal year. It assumes $100 was invested on February 24, 1998 in shares of our common stock, our peer corporations and The Nasdaq Stock Market, and assumes reinvestment of dividends, if any.

The Nasdaq Electronic Components Stocks consists of all corporations traded on The Nasdaq Stock Market with 367 as their primary standard industrial classification number. The Total Return Index for The Nasdaq Stock Market (US and Foreign) comprises all ADRs, domestic shares, and foreign common shares traded on The Nasdaq National Market and The Nasdaq Small Cap Market, excluding preferred shares, rights and warrants.

Date	Genesis	Peer group	Total Nasdaq Return
February 24, 1998	100.00	100.00	100.00
March 31, 1999	206.52	126.97	140.11
March 31, 2000	189.13	368.21	262.22
March 30, 2001*	86.41	115.22	104.51
March 28, 2002*	226.09	121.99	104.92

*	Last trading date in our fiscal year.

The stock price performance shown on the graph is not necessarily indicative of future price performance. Our closing stock price on July 26, 2002, the record date, was $6.05. Information used on this graph was obtained from Nasdaq. Although we believe the information to be accurate, we are not responsible for any errors or omissions.

This chart is not “soliciting material.” It is not deemed filed with the Securities and Exchange Commission and it is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

AUDIT COMMITTEE REPORT

The audit committee is responsible for reviewing the scope and timing of audit services and any other services that Genesis’s independent accountants are asked to perform, the auditors’ report on Genesis’s consolidated financial statements following completion of their audit, and Genesis’s policies and procedures with respect to internal accounting and financial controls. The Board of Directors has adopted a written charter for the audit committee, which follows our report. All members of the Committee are independent members of the Board of Directors.

We reviewed Genesis’s audited consolidated financial statements for fiscal year 2002 and discussed such statements with management. We discussed the matters required by Statement of Auditing Standards No. 61 (Communication with Audit Committees) with KPMG LLP, Genesis’s independent accountants during fiscal year 2002.

We received the written disclosures and the letter required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, from KPMG LLP and discussed with them their independence. Based on the review and discussions noted above, we recommended to the Board of Directors that Genesis’s audited consolidated financial statements be included in its Annual Report on Form 10-K and the annual report to stockholders for the year ended March 31, 2002, and be filed with the U.S. Securities and Exchange Commission.

The information contained in this report of the audit committee shall not be deemed “soliciting material” or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Genesis specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Respectfully submitted by the audit committee:

George A. Duguay	James E. Donegan	N. Damodar Reddy
Chairman

June 24, 2002

STOCKHOLDER PROPOSALS

You may present proposals for inclusion in our proxy statement for consideration at our 2003 annual meeting by submitting them in writing to our Secretary in a timely manner. Pursuant to Rule 14a-8(e) of the Securities Exchange Act of 1934, as amended, your proposals must be received by us no later than April 18, 2003 to be included in the proxy statement for that meeting and must comply with the requirements of Rule 14a-8.

Any proposals submitted by you after April 18, 2003, but on or before June 19, 2003, may be eligible for consideration at next year’s annual meeting, but will not be eligible for inclusion in the proxy statement for that meeting. Any proposal received after June 19, 2003 will be considered untimely for our 2003 annual meeting.

By order of the Board of Directors,

Eric Erdman
Secretary
August 16, 2002

Appendix A

GENESIS MICROCHIP INC.

Audit Committee Charter

Responsibilities:

The Committee is authorized to directly engage such parties as it determines to be necessary to carry out its duties. These duties include:

1.	With respect to the engagement of the external auditor:

•	Recommend the appointment of the external auditor

•	Review the proposed audit scope and approach

•	Review the proposed audit fee

•	Review the performance of the auditors

•	Ensure the independence of the external auditors

2.	Inquire as to the adequacy of the Company’s internal controls.

3.	Review with management at the completion of the annual audit:

•	The Company’s annual financial statements including the notes thereto

•	The auditor’s report

•	Any differences of opinion with the external auditors

•	Any significant suggestions for improvements made by the external auditor and management’s response to those suggestions

4.	Review the findings of any examination by regulatory agencies.

5.	Review any litigation that could have a material impact on the Company’s financial statements.

6.	Review any proposed accounting policy or accounting principle changes.

7.	Conduct a post-audit review with the external auditor to discuss any matters that the Committee or the auditor believes should be discussed.

8.	Perform such other oversight functions as requested by the Board of Directors.

9.	Review the Charter of the Committee annually.

Organization, Composition and Qualifications:

1.	The Audit Committee reports to the full Board of Directors of the Company.

2.	The Committee shall consist of at least three members, including the Chair.

3.
All members of the Committee shall be independent members of the Board of Directors. The term “independent” shall be defined by the applicable rules of any stock exchange on which the Company’s shares are listed for trading.

4.
All members of the Committee must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. At least one member must have past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

5.	The Board of Directors shall annually appoint the Committee and the Chair of the Committee, immediately following the Company’s annual meeting.

6.	The Committee shall meet at least once per fiscal quarter.

A-1

Appendix B

GENESIS MICROCHIP INC.

1997 EMPLOYEE STOCK PURCHASE PLAN
as amended on September 14, 2000

The following constitute the provisions of the 1997 Employee Stock Purchase Plan of Genesis Microchip Inc.

1.	Purpose.

The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Shares of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.	Definitions.

(a)  “Board” shall mean the board of directors of the Company.

(b)  “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c)  “Company” shall mean Genesis Microchip Inc, and any Designated Subsidiary of the Company.

(d)  “Compensation” shall mean all base straight time gross earnings and commissions, but exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation.

(e)  “Designated Subsidiary” shall mean any Subsidiary which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(f)  “Employee” shall mean any individual who is an Employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

(g)  “Enrollment Date” shall mean the first day of each Offering Period.

(h)  “Exercise Date” shall mean the last day of each Purchase Period.

(i)  “Fair Market Value” shall mean, as of any date, the value of the Shares determined as follows:

(1)  If the Shares are listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, the Fair Market Value of the Shares shall be the closing sales price for the Shares (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

(2)  If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of the Shares shall be the mean between the high bid and low asked prices for the Shares on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

(3)  In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Board, or;

(4)  For purposes of the Enrollment Date of the first Offering Period under the Plan, the Fair Market Value shall be the initial price to the public as set forth in the final prospectus included within the registration statement in Form F-1 filed with the Securities and Exchange Commission for the initial public offering of the Company’s Shares (the “Registration Statement”).

(j)  “Offering Periods” shall mean the periods of approximately twenty-four (24) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after June 30 and December 31 of each year and terminating on the last Trading Day in the periods ending twenty-four months later; provided, however, that the first Offering Period under the Plan shall commence with the first Trading Day on or after the date on which the Securities and Exchange Commission declares the Company’s Registration Statement effective and ending on the last Trading Day on or before December 31, 1999. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.

(k)  “Plan” shall mean this Employee Stock Purchase Plan.

(l)  “Purchase Price” shall mean an amount equal to 85% of the Fair Market Value of a Share on the Enrollment Date or on the Exercise Date, whichever is lower.

(m)  “Purchase Period” shall mean the approximately six month period commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period shall commence on the Enrollment Date and end with the next Exercise Date.

(n)  “Reserves” shall mean the number of Shares covered by each option under the Plan which have not yet been exercised and the number of Shares which have been authorized for issuance under the Plan but not yet placed under option.

(o)  “Shares” shall mean common shares of the Company.

(p)  “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

(q)  “Trading Day” shall mean a day on which national stock exchanges and The Nasdaq Stock Market are open for trading.

3.	Eligibility.

(a)  Any Employee who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

(b)  Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose shares would be attributed to such Employee pursuant to Section 424(d) of the Code) would own shares of the Company and/or hold outstanding options to purchase such shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase shares under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) (U.S. dollars) worth of shares (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.	Offering Periods.

The Plan shall be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after June 30 and December 31 of each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof; provided, however, that the first Offering Period under the Plan shall commence with the first Trading Day on or after the date on which the Securities and Exchange Commission declares the Company’s Registration Statement effective and shall end on the last Trading Day on or before December 31, 1999. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5.	Participation.

(a)  An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company’s payroll office prior to the applicable Enrollment Date.

(b)  Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

6.	Payroll Deductions.

(a)  At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding 15% of the Compensation which he or she receives on each pay day during the Offering Period.

(b)  All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

(c)  A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company’s receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant’s subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(d)  Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant’s payroll deductions may be decreased to zero percent (0%) at any time during a Purchase Period. Payroll deductions shall recommence at the rate provided in such participant’s subscription agreement at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

(e)  At the time the option is exercised in whole or in part, or at the time some or all of the Shares issued under the Plan are disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Shares. At any time, the Company may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Shares by the Employee.

7.	Grant of Option.

On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of Shares determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Purchase Period more than 20,000 Shares (subject to any adjustment pursuant to Section 19) on the Enrollment Date, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period.

8.	Exercise of Option.

Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of Shares shall be exercised automatically on the Exercise Date, and the maximum number of full Shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional Shares shall be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full Share shall be retained in the participant’s account for the subsequent Purchase Period or Offering Period subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other monies left over in a participant’s account after the Exercise Date shall be returned to the participant. During a participant’s lifetime, a participant’s option to purchase Shares hereunder is exercisable only by him or her option.

9.	Delivery.

As promptly as practicable after each Exercise Date on which a purchase of Shares occurs, the Company shall arrange the delivery to each participant as appropriate, of a certificate representing the Shares purchased upon exercise of his or her option.

10.	Withdrawal.

(a)  A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant’s payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of Shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

(b)  A participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

11.	Termination of Employment.

Upon a participant’s ceasing to be an Employee, for any reason he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant’s option shall be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant’s customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

12.	Interest.

No interest shall accrue on the payroll deductions of a participant in the Plan.

13.	Shares.

(a)  Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of Shares which shall be made available for sale under the Plan shall be 200,000, plus an annual increase to be added on each anniversary date of the adoption of the Plan equal to the lesser of (i) the number of Shares needed to restore the maximum aggregate number of Shares available for sale under the Plan to 200,000, or (ii) a lesser amount determined by the Board. If, on a given Exercise Date, the number of Shares with respect to which options are to be exercised exceeds the number of Shares then available under the Plan, the Company shall make a pro rata allocation of the Shares remaining available for purchase in as uniform a manner as practicable and as it shall determine to be equitable.

(b)  The participant shall have no interest or voting right in Shares covered by his option until such option has been exercised.

(c)  Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.

14.	Administration.

The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

15.	Designation of Beneficiary.

(a)  A participant may file a written designation of a beneficiary who is to receive any Shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such Shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b)  Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16.	Transferability.

Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

17.	Use of Funds.

All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

18.	Reports.

Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

19.	Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a)  Changes in Capitalization.    Subject to any required action by the shareholders of the Company, the Reserves, the maximum number of Shares each participant may purchase each Purchase Period (pursuant to Section 7), as well as the price per Share and the number of Shares covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option.

(b)  Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(c)  Merger or Asset Sale.    In the event of a proposed sale of all of substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Purchase Periods then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”) and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

20.	Amendment or Termination.

(a)  The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 19 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or Provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

(b)  Without shareholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

21.	Notices.

All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.	Conditions Upon Issuance of Shares.

Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Securities Act (Ontario), the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23.	Term of Plan.

The Plan shall become effective upon the effective date of its adoption by the Board. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 20 hereof.

24.	Automatic Transfer to Low Price Offering Period.

To the extent permitted by any applicable laws, regulations, or stock exchange rules, if the Fair Market Value of the Shares on any Exercise Date in an Offering Period is lower than the Fait Market Value of the Shares on the Enrollment Date of such Offering Period, then all participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.

EXHIBIT A

GENESIS MICROCHIP INC.

1997 EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

Enrollment Date:
☐	Original Application

☐	Change in Payroll Deduction Rate

☐	Change of Beneficiary(ies)

1.                                     hereby elects to participate in the 1997 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”) of Genesis Microchip Inc. (the “Company”) and subscribes to purchase common shares of the Company (“Shares”) in accordance with this Subscription Agreement and the Employee Stock Purchase Plan.

2.    I hereby authorize payroll deductions from each paycheck in the amount of     % of my Compensation on each payday (from 0 to 15%) during the Offering Period in accordance with the Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

3.    I understand that said payroll deductions shall be accumulated for the purchase of Shares at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

4.    I have received a copy of the complete Employee Stock Purchase Plan. I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Employee Stock Purchase Plan. I understand that my ability to exercise the option under this Subscription Agreement is subject to shareholder approval of the Employee Stock Purchase Plan.

5.    Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of (Employee or Employee and Spouse only):                                         .

6.    I represent that I have consulted with any tax consultants I deem advisable in connection with my participation in the Employee Stock Purchase Plan and the purchase and disposition of Shares thereunder, and that I am not relying on the Company for any tax advice. I hereby agree to notify the Company in writing within 30 days after the date of any disposition of my shares and I will make adequate provision for the tax withholding obligations of the Company, if any, which arise upon the acquisition or disposition of the Shares.

7.    I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

8.    In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and Shares due to me under the Employee Stock Purchase Plan.

NAME: (Please print)

(First)                    (Middle)                     (Last)

Relationship

(Address)

Employee’s Social Security Number:

Employee’s Address:

I UNDERSTAND THAT THE SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:

Signature of Employee

Spouse’s Signature (If beneficiary other than spouse)

EXHIBIT B

GENESIS MICROCHIP INC.

1997 EMPLOYEE STOCK PURCHASE PLAN

NOTICE OF WITHDRAWAL

The undersigned participant in the Offering Period of the Genesis Microchip Inc. 1997 Employee Stock Purchase Plan which began on                         , 19     (the “Enrollment Date”) hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

Name and Address of Participant:

Signature

Date:

PROXY

GENESIS MICROCHIP INC.

Proxy for the Annual Meeting of Stockholders
To be held on September 17, 2002

Solicited by the Board of Directors

The undersigned hereby appoints James E. Donegan and Eric Erdman, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Genesis Microchip Inc., a Delaware corporation (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 2150 Gold Street, Alviso, CA 95002 at 2:00 p.m. local time and at any adjournment or postponement thereof (i) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated August 16, 2002 (the “Proxy Statement”), receipt of which is hereby acknowledged, and (ii) in their discretion upon such other matters as may properly come before the meeting.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1, 2 and 3.

[See reverse side]

^  FOLD AND DETACH HERE  ^

You can now access your Genesis Microchip account online.

Access your Genesis Microchip shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, agent for Genesis Microchip, Inc., now makes it easy and convenient to get current information on your stockholder account. After a simple and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

• View account status	• Make address changes
• View certificate history	• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com
and follow the instructions shown on this page.

Step 1:    FIRST TIME USERS—Establish a PIN

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) available to establish a PIN.

Investor ServiceDirect® is currently only available for domestic individual and joint accounts.

•	SSN
•	PIN
•	Then click on the Establish PIN button

Please be sure to remember your PIN, or maintain it in a secure place for future reference.

Step 2:    Log in for Account Access

You are now ready to log in. To access your account please enter your:

•	SSN
•	PIN
•	Then click on the Submit button

If you have more than one account, you will now be asked to select the appropriate account.

Step 3:    Account Status Screen

You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.
•	Certificate History
•	Issue Certificate
•	Address Change

For Technical Assistance Call 1-877-978-7778 between
9am–7pm Monday–Friday Eastern Time

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2 AND 3.	Please mark your votes as indicated in this example	☒
1. Election of two (2) nominees to the board of directors. Nominees: 01 Tim Christoffersen 02 Robert H. Kidd

FOR all nominees listed above (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed above
☐	☐

For all nominees except as follows:

2.	To ratify the appointment of KPMG LLP as the Company’s independent accountants for the year ending March 31, 2003.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.
To approve an amendment to the 1997 Employee Stock Purchase Plan to increase the maximum number of shares of common stock authorized for issuance each year thereunder to 500,000 shares or such lesser amount determined by the Board of Directors.
		FOR ☐	AGAINST ☐	ABSTAIN ☐

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW    ☐

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY CARD IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

Signature: ______________________  Date: ______________        Signature: ______________________ Date: ______________

Note:    Sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock are held in the name of two or more persons or in the name of husband and wife, either as joint tenants or otherwise, both or all of such persons should sign the above proxy card. If shares of stock are held by a corporation, the proxy card should be executed by the president or vice president and the secretary or assistant secretary. Executors or administrators or other fiduciaries who execute the above proxy card for a deceased stockholder should give their full title. Please date the proxy card.

^  FOLD AND DETACH HERE  ^